First Quarter 2013 Earnings Webcast & Conference Call April 30, 2013 Exhibit 99.2

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Mike Salop Senior Vice President, Investor Relations 2

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Safe Harbor This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this presentation by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2012. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns and financial market disruptions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers and electronic and Internet providers; the pricing of our services and any pricing reductions, and their impact on our consumers and our financial results; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; changes in immigration laws, interruptions in immigration patterns and other factors related to migrants; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the realization of anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; any material breach of security or safeguards of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: the failure by us, our agents or their subagents to comply with laws and regulations, including regulatory or judicial interpretations thereof, designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from a failure of our agents or their subagents to comply with laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents; liabilities and unanticipated developments resulting from governmental investigations and consent agreements with, or enforcement actions by, regulators, including those associated with compliance with, failure to comply with, or extension of, the settlement agreement with the State of Arizona; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there- under, and the actions of the Consumer Financial Protection Bureau; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks. 3

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Hikmet Ersek President & Chief Executive Officer 4

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. 2013 strategies focused on three key initiatives  Strengthening the consumer money transfer business  Driving growth in customers and usage in business-to-business  Generating and deploying strong cash flow for our shareholders 2013 Strategic Initiatives Repositioning the Company for revenue and profit growth in 2014 and 2015 5

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Strengthening the consumer money transfer business  Strategic pricing actions meeting objectives  Expanding the global agent network  Expanding capabilities in electronic channels 2013 Strategic Initiatives 6

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Driving growth in customers and usage in business-to- business  Improving go-to-market processes  Driving new sales and retention  Increasing product offerings and solutions 2013 Strategic Initiatives 7

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Generating and deploying strong cash flow for shareholders  Cash flow from operations of $237 million in the first quarter  Returned $260 million to shareholders through share repurchases and dividends 2013 Strategic Initiatives 8 Expect to return ~$700 million to shareholders in 2013 Represents approximately 8% of current market capitalization

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Scott Scheirman Executive Vice President & Chief Financial Officer 9

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. $1,041 $978 $323 $312 $29 $35 Q1 2012 Q1 2013 Transaction Fee Foreign Exchange Other ($ in millions) $1,325 $1,393 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.  Consolidated revenue down 5% on a reported basis, or 4% constant currency*  Transaction fee revenue decreased 6%  Foreign exchange revenue decreased 3% 10 Revenue Q1

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  79% of Company revenue  Revenue decreased 7% reported and 6% constant currency,* with transactions down 2%  Western Union brand transactions increased 2%  Cross-border principal declined 3%  Western Union brand cross-border principal increased 1% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 11 Consumer-to-Consumer Q1 Pricing investments are meeting transaction objectives

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Q1 2013 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 12 C2C Transaction and Revenue Growth

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Regions Revenue Growth Currency Impact** Transaction Growth % of Total Revenue Europe and CIS -6% 0% -1% 21% North America -15% 0% -7% 19% Middle East and Africa 0% 0% 4% 16% Asia Pacific -5% 0% 0% 12% LACA -7% -3% -10% 8% westernunion.com 13% 0% 60% 3% Q1 2013 **Note: Currency impact included in revenue growth. 13 Consumer-to-Consumer

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  Account based money transfer  Revenue increased 26%  Nearly 70 banks active globally  Westernunion.com  C2C revenue increased 13%  C2C transactions grew 60%  Prepaid  Revenue flat Electronic Channels Revenue Growth 18% 14 Electronic Channels & Prepaid Q1

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  Consumer-to-Business  12% of Company revenue  Revenue declined 1%, or increased 3% constant currency*  Business Solutions  7% of Company revenue  Revenue increased 7% on a reported and constant currency* basis *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 15 C2B and B2B Q1

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. 23.9% 22.4% 15.0% 16.0% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% 23.0% 24.0% 25.0% Q1 2012 Q1 2013 16 Operating Margin Q1  Operating margin decrease • Current quarter negatively impacted by pricing driven revenue declines, increased compliance costs, and strategic investments • Partially offset by improvement in Business Solutions profitability

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  Operating margin decrease • Impacted primarily by pricing driven revenue declines, digital and other strategic investments, and increased compliance costs 27.7% 25.4% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% Q1 2012 Q1 2013 17 C2C Operating Margin Q1

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  Operating margin decrease • Negatively impacted by Durbin pass-throughs and mix 26.5% 24.7% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% Q1 2012 Q1 2013 18 C2B Operating Margin Q1

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  Operating Loss  Operating loss improved to $6 million compared to an operating loss of $15 million in the prior year period  Includes $15 million of depreciation and amortization in current quarter and in the prior year period  Includes $4 million of integration expenses in the current quarter, compared to $6 million in the prior year period 19 Business Solutions Operating Loss Q1

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Q1 2013 Cash Flow from Operations $237 million Capital Expenditures $38 million Stock Repurchases $190 million Dividends Paid $70 million Cash Balance, March 31, 2013 $1.4 billion Debt Outstanding, March 31, 2013 $3.7 billion 20 Financial Strength

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.  Revenue – Low single digit constant currency revenue declines  Margins – GAAP operating margin of approximately 20% – EBITDA margin of approximately 24.5%*  Earnings per Share – GAAP EPS in a range of $1.33 to $1.43  Cash Flow – GAAP Cash flow from operating activities of approximately $900 million, or approximately $1 billion* excluding anticipated final tax payments of approximately $100 million relating to the IRS Agreement *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 21 2013 Outlook Affirmed

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Questions & Answers 22

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. First Quarter 2013 Earnings Webcast & Conference Call April 30, 2013 Appendix 23

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Western Union's management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; EBITDA margin; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Business segment revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; 2013 EBITDA margin outlook; 2013 operating cash flow outlook IRS Agreement adjusted; and additional measures found in the Appendix included with this presentation. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise. Amounts included below are in millions, unless indicated otherwise. Non-GAAP Measures 24

Reconciliation of Non-GAAP Measures

	1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
Consolidated Metrics						
Revenues, as reported (GAAP)	$ 1,393.4	$ 1,425.1	$ 1,421.6	$ 1,424.7	$ 5,664.8	$ 1,325.4
Foreign currency translation impact (a)	8.1	34.6	37.7	13.4	93.8	12.3
Revenues, constant currency adjusted	$ 1,401.5	$ 1,459.7	$ 1,459.3	$ 1,438.1	$ 5,758.6	$ 1,337.7
Prior year revenues, as reported (GAAP)	$ 1,283.0	$ 1,366.3	$ 1,410.8	$ 1,431.3	$ 5,491.4	$ 1,393.4
Pro forma prior year revenues, TGBP adjusted (b)	$ 1,338.0	$ 1,426.0	$ 1,474.8	$ 1,456.2	$ 5,695.0	N/A
Revenue change, as reported (GAAP)	9 %	4 %	1 %	0 %	3 %	(5)%
Revenue change, constant currency adjusted	9 %	7 %	3 %	0 %	5 %	(4)%
Pro forma revenue change, TGBP adjusted	4 %	0 %	(4)%	(2)%	(1)%	N/A
Pro forma revenue change, TGBP and constant currency adjusted	5 %	2 %	(1)%	(1)%	1 %	N/A
Operating income, as reported (GAAP)	$ 332.5	$ 345.9	$ 365.6	$ 286.0	$ 1,330.0	$ 296.9
Reversal of depreciation and amortization (c)	63.9	59.0	61.2	62.0	246.1	62.9
EBITDA (c)	$ 396.4	$ 404.9	$ 426.8	$ 348.0	$ 1,576.1	$ 359.8
Operating income margin, as reported (GAAP)	23.9 %	24.3 %	25.7 %	20.1 %	23.5 %	22.4 %
EBITDA margin	28.4 %	28.4 %	30.0 %	24.4 %	27.8 %	27.1 %
Consumer-to-Consumer Segment						
Revenues, as reported (GAAP)	$ 1,124.6	$ 1,155.0	$ 1,151.5	$ 1,153.2	$ 4,584.3	$ 1,050.2
Foreign currency translation impact (a)	5.2	30.1	32.8	9.5	77.6	6.1
Revenues, constant currency adjusted	$ 1,129.8	$ 1,185.1	$ 1,184.3	$ 1,162.7	$ 4,661.9	$ 1,056.3
Prior year revenues, as reported (GAAP)	$ 1,078.1	$ 1,155.1	$ 1,193.3	$ 1,181.9	$ 4,608.4	$ 1,124.6
Revenue change, as reported (GAAP)	4 %	0 %	(4)%	(2)%	(1)%	(7)%
Revenue change, constant currency adjusted	5 %	3 %	(1)%	(2)%	1 %	(6)%

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Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.

Reconciliation of Non-GAAP Measures

WESTERN UNION WU
moving money for better

	1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
Consumer-to-Business Segment						
Revenues, as reported (GAAP)	$ 155.1	$ 149.4	$ 147.3	$ 152.1	$ 603.9	$ 153.7
Foreign currency translation impact (a)	2.9	3.5	4.2	4.9	15.5	5.9
Revenues, constant currency adjusted	$ 158.0	$ 152.9	$ 151.5	$ 157.0	$ 619.4	$ 159.6
Prior year revenues, as reported (GAAP)	$ 153.2	$ 153.5	$ 155.3	$ 153.9	$ 615.9	$ 155.1
Revenue change, as reported (GAAP)	1 %	(3)%	(5)%	(1)%	(2)%	(1)%
Revenue change, constant currency adjusted	3 %	0 %	(2)%	2 %	1 %	3 %
Business Solutions Segment						
Revenues, as reported (GAAP)	$ 86.9	$ 92.5	$ 95.4	$ 92.6	$ 367.4	$ 92.8
Foreign currency translation impact (a)	(0.1)	0.9	0.6	(1.0)	0.4	0.2
Revenues, constant currency adjusted	$ 86.8	$ 93.4	$ 96.0	$ 91.6	$ 367.8	$ 93.0
Prior year revenues, as reported (GAAP)	$ 27.9	$ 31.4	$ 33.6	$ 68.2	$ 161.1	$ 86.9
Pro forma prior year revenues, TGBP adjusted (b)	$ 82.9	$ 91.1	$ 97.6	$ 93.1	$ 364.7	N/A
Revenue change, as reported (GAAP)	**	**	**	**	**	7 %
Revenue change, constant currency adjusted	**	**	**	**	**	7 %
Pro forma revenue change, TGBP adjusted	5 %	2 %	(2)%	(1)%	1 %	N/A
Pro forma revenue change, TGBP and constant currency adjusted	4 %	4 %	0 %	(2)%	2 %	N/A

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

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Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved.

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Reconciliation of Non-GAAP Measures 27 2013 Outlook Metrics Operating income margin (GAAP) 20.0% Depreciation and amortization impact 4.5% EBITDA margin (c) 24.5% Operating cash flow (GAAP) 900$ Payments on IRS Agreement (d) 100 Operating cash flow, IRS Agreement adjusted 1,000$

Western Union Confidential | ©2013 Western Union Holdings, Inc. All Rights Reserved. Footnote Explanations 28 Non-GAAP related notes: (a) (b) (c) (d) Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses. Represents the remaining tax payments of approximately $100 million the Company expects to make due to the December 2011 agreement with the IRS resolving substantially all of the issues related to the restructuring of our international operations in 2003. Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. Represents the pro forma incremental impact of Travelex Global Business Payments ("TGBP") on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition.